CR. R. VILLARMARZO Y ASOC.
ERNST & YOUNG INTERNATIONAL


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        -----------------------------------------



          We consent to the incorporation by reference in Ampal-American Israel Corporations Registration Statement on Form S-2 (File No. 33-51023) of our report dated February 3, 1993 with respect to the Financial Statements of Hapoalim (Latin America) Casa
          Bancaria  S.A.  included in   Ampal-American Israel Corporations
          Form 10-K for the year ended December 31, 1992 and consent to all reference to our firm under the caption "Experts" in the amendment No. 2 of said registration statement.



          Montevideo                                        C  R  .  R  .
          VILLARMARZO Y ASOC.
          January 21, 1994                                  Ernest & Young
          International